EXHIBIT 99

FOR RELEASE 4:00 p.m. July 17, 2003

VALLEY FINANCIAL CORPORATION

36 Church Avenue, S.W.

Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer

A. Wayne Lewis, Executive Vice President and Chief Operating Officer

(540) 342-2265

VALLEY FINANCIAL CORPORATION REPORTS RECORD QUARTERLY EARNINGS

ROANOKE, VIRGINIA. July 17, 2003 — Roanoke-based Valley Financial Corporation (VYFC – OTC) announced today its consolidated financial results, including the highest quarterly net income in its history. For the three months ended June 30, 2003 Valley Financial reported net income of $732,000 compared with $515,000 for the same three months of 2002, a 42% increase. Fully diluted earnings per share were $.38 in 2003’s second quarter versus $.27 in 2002. The Company’s return on average total assets was 1.07% for the second quarter and its return on average shareholders’ equity was 14.84%, compared with 0.96% and 12.02%, respectively, reported for the same period in 2002.

At June 30, 2003 Valley Financial’s total assets were $286,699,000, total deposits were $207,726,000, total loans stood at $202,653,000 and total shareholders’ equity was $20,600,000. Compared with June 30, 2002 the Company experienced increases of $65,791,000 or 30% in total assets, $41,328,000 or 25% in total deposits and $31,716,000 or 19% in total loans over the twelve-month period. With total capital representing over 10% of risk-adjusted total assets, the Company exceeds the regulatory minimum to be considered “well capitalized.”

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Press Release

Valley Financial Corporation

July 17, 2003

Net income for the first six months of 2003 was $1,314,000 compared with $989,000 for the same period in 2002, an increase of 33%. Fully diluted earnings per share were $.68 year to date versus $.52 for the same period in 2002. Return on average total assets was 1.00% in the six months ended June 30, 2003 versus 0.96% in 2002, and return on average total equity was 13.62% in 2003 against 11.77% in 2002.

Ellis L. Gutshall, President and Chief Executive Officer of Valley Financial, stated “The quarter ended June 30 was another outstanding performance in terms of increases in earnings and assets, and we are proud to issue yet another report of record quarterly earnings. These exceptional results were driven in large part by ongoing strong growth in earning assets, and we continue to demonstrate the ability to generate increases in loans and deposits at rates seven to ten times that of the local market’s intrinsic growth rates. This growth curve compared to the market means that we are taking significant business away from our competitors as local businesses and consumers opt for the benefits of dealing with a local bank attuned to the community.”

Gutshall noted that “The persistent low interest rate environment is now putting noticeable pressure on the net interest margin, and Federal Reserve Chairman Alan Greenspan said in Congressional testimony this week that interest rates – which are at 45-year lows – may remain at or near current levels for some time. The margin for the second quarter of this year was 3.70%, down from 4.11% in the first quarter as yields on earning assets decline faster than we are able to push down funding costs. We are able to mitigate this somewhat with the fees associated with our rapid loan growth, but margin squeeze will be a concern through at least the remainder of 2003.”

Commenting on the company’s stock price (VYFC – OTC), Gutshall said “We are pleased to see the market apparently reflect and reward our superior growth rates and asset quality. Over the last eight calendar quarters, Valley Financial has posted an average 33% increase in quarterly earnings

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Press Release

Valley Financial Corporation

July 17, 2003

compared with the year-earlier quarterly results. Perhaps reflecting this growth trend, the price of Valley Financial common stock went up 42% in 2002 and has gone up another 27% through the first six months of 2003. The stock hit an all-time high of $20.50 per share on June 25. This means that shareholders who bought in our Initial Public Offering in 1995 at a cost basis of $6.35 per share have enjoyed a 223% increase in their investment.”

Valley Financial enhanced its capital ratios during the second quarter by issuing $4,000,000 in pooled trust preferred securities. Trust preferreds are notes that qualify as Tier I capital for regulatory purposes but are reported on the balance sheet as debt rather than equity, and the interest paid on the notes is deductible for tax purposes. Thus, the trust preferred issue had the same benefit to capital ratios as a common stock offering but without the dilution to earnings per share and return on equity associated with issuing common stock. The Valley Financial trust preferred issue floats at 310 basis points over 3-month LIBOR, and has an initial quarterly interest rate of 4.16%.

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank currently operates from six full-service offices at 36 Church Avenue, 2203 Crystal Spring Avenue and 1518 Hershberger Road in Roanoke City, 4467 Starkey Road in Roanoke County, 8 East Main Street in the City of Salem and 1003 Hardy Road in the Town of Vinton. Construction is in progress on a seventh full-service office at the intersection of Route 419 and Keagy Road, next to Lewis-Gale Hospital in the City of Roanoke. The bank’s Internet site at www.myvalleybank.com is available for online banking and extensive investor information.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

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Press Release

Valley Financial Corporation

July 17, 2003

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Valley Financial Corporation’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

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Press Release

Valley Financial Corporation

July 17, 2003

VALLEY FINANCIAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	June 30 2003	December 31 2002	June 30 2002
Total assets	$286,699	$248,846	$220,908
Total loans	202,653	185,661	170,937
Investments	57,379	42,405	35,134
Deposits	207,726	182,243	166,398
Borrowed funds	57,319	45,864	35,675
Stockholders’ equity	20,600	19,024	17,555
Non-performing assets to net loans and foreclosed properties	0.21%	0.32%	0.22%
Loans past due more than 90 days to total loans	0.00%	0.21%	0.00%
Allowance for loan losses to net loans	1.18%	1.10%	1.07%

Book value per share, exclusive of accumulated other comprehensive income (loss)*	10.96	10.24	9.56

* Adjusted as necessary to reflect the 3-for-2 stock split effective May 30, 2002

Press Release

Valley Financial Corporation

July 17, 2003

VALLEY FINANCIAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2003	2002	2003	2002
Interest income	$3,735	$3,416	$7,369	$6,585
Interest expense	1,444	1,315	2,774	2,582
Net interest income	2,291	2,101	4,595	4,003
Provision for loan losses	98	211	356	398
Net interest income after provision for loan losses	2,193	1,890	4,239	3,605
Noninterest income	341	193	644	363
Noninterest expense	1,575	1,361	3,254	2,579
Net income before taxes	959	722	1,629	1,389
Provision for income taxes	227	207	315	400
Net income	$732	$515	$1,314	$989
Basic net income per share*	$0.40	$0.28	$0.72	$0.54
Diluted net income per share*	$0.38	$0.27	$0.68	$0.52
Return on average total assets	1.07%	0.96%	1.00%	0.96%
Return on average total equity	14.84%	12.02%	13.62%	11.77%
Yield on earning assets (TEY)	5.95%	6.91%	6.17%	6.94%
Cost of funds	2.28%	2.69%	2.31%	2.76%
Net interest margin	3.70%	4.28%	3.90%	4.25%
Overhead efficiency ratio	56.04%	58.29%	55.64%	58.03%

* Adjusted as necessary to reflect the 3-for-2 stock split effective May 30, 2002